SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12.

ATLANTIS PLASTICS, INC.

(Name of Registrant as Specified In Its Charter)

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ATLANTIS PLASTICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2004

To our Shareholders:

     The 2004 Annual Meeting of Shareholders of Atlantis Plastics, Inc. will be held at 9:00 a.m., local time, on Tuesday, May 25, 2004 at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. At the meeting, shareholders will vote on the following matters:

1.	Election of nine directors, each for a term of one year; and

2.	Any other matters that properly come before the meeting and any postponement or adjournment thereof.

     Shareholders of record as of the close of business on March 26, 2004 are entitled to notice of, and to vote at the meeting and any postponement or adjournment thereof.

     Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner
Secretary

Miami, Florida
April 29, 2004

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

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ATLANTIS PLASTICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

     The enclosed proxy is solicited on behalf of Atlantis Plastics, Inc., a Florida corporation, for use at our annual meeting of shareholders to be held on Tuesday, May 25, 2004, beginning at 9:00 a.m. local time, at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133. The purpose of this proxy statement is to solicit proxies from the holders of our Class A common stock for use at the meeting. Our Class B common stock is not registered under Section 12 of the Securities Exchange Act of 1934, and no proxies are being solicited from the holders of our Class B common stock.

     The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are being sent to shareholders is April 29, 2004. You should review this information in conjunction with our 2003 Annual Report to Shareholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during 2003 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

     Only shareholders of record at the close of business on the record date, March 26, 2004, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of shareholders?

     We currently have outstanding two classes of common stock, Class A common stock and Class B common stock, both of which are entitled to vote at the meeting. Each holder of the Class A common stock is entitled to one vote per share on all matters that are voted on at the meeting. The holders of Class A common stock will vote separately as a class to elect three of our directors. Each holder of the Class B common stock is entitled to 10 votes per share on all matters voted on at the meeting, except for the election of directors. The Class B common shareholders vote separately as a class to elect six of our directors. On all matters except the election of directors, the holders of both classes of common stock vote together as a single class.

Who may attend the meeting?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of each of the Class A and Class B common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 5,354,191 shares of our Class A common stock and 2,327,632 shares of our Class B common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

     If less than a majority of the outstanding shares of each class of common stock are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting without further notice.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may revoke the proxy and change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board’s recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors.

     Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

     Election of Directors. The holders of our Class A common stock and Class B common stock will each vote separately as a class for the election of directors. The affirmative vote of a plurality of the votes cast at the meeting by each class of common stock (either in person or by proxy) is required for the election of directors by that class.

     Other Items. For each other item, the affirmative vote of a plurality of the votes cast at the meeting by both classes of common shareholders, voting together as a single class (either in person or by proxy), will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of “broker non-votes”?

     If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these “broker non-votes” will, however, be counted in determining whether there is a quorum. As a result, “broker non-votes” will have the effect of a negative vote.

Who will pay for the preparation of the proxy?

     We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

     Our principal executive offices are located at 1870 The Exchange, Suite 200, Atlanta, Georgia 30339, and our telephone number is (800) 497-7659. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

Annual Report and Other Matters

     Our 2003 Annual Report to Shareholders, which was mailed to shareholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     We will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the SEC to each shareholder who requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

STOCK OWNERSHIP

Who are the largest owners of our stock and how much do our directors and executive officers own?

     The following table shows the amount of each class of common stock beneficially owned as of March 26, 2004 by (a) each of our directors and nominees for director, (b) each of our current executive officers named in the Summary Compensation Table below, (c) all of our directors and current executive officers as a group, and (d) each person known by us to own beneficially more than five percent of our outstanding common stock. Unless otherwise indicated, the address of each person is 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

	Class A Common Stock
	Beneficially Owned(1)(2)		Class B Common Stock Beneficially Owned(1)
Name and Address	Shares	Percent(3)	Shares	Percent(3)	Voting Stock
Directors and Executive Officers
Cesar L. Alvarez (4) (18)	12,000	*	—	—	*
Keith R. Boehringer (5) (19)	42,000	*	—	—	*
Anthony F. Bova (6) (20)	542,200	9.3%	—	—	1.9%
John A. Geary (7) (19)	83,770	1.5%	—	—	*
Phillip T. George, M.D. (8) (18)	605,591	11.3%	788,828	33.9%	29.7%
Larry D. Horner (9) (18)	12,000	*	—	—	*
Charles D. Murphy, III (10) (18)	37,216	*	—	—	*
V.M. “Bud” Philbrook (19)	—	—	—	—	—
Joseph D. Piccione (11) (19)	84,800	1.6%	—	—	*
Earl W. Powell (12) (18)	897,536	16.8%	1,208,720	51.9%	45.4%
Paul G. Saari (13) (19)	93,900	1.7%	—	—	*
Jay Shuster (14) (18)	10,900	*	—	—	*
Chester B. Vanatta (15) (18)	49,419	*	—	—	*
Peter Vandenberg, Jr. (16) (18)	15,000	*	—	—	*
All directors and executive officers as a group (14 persons) (17)	2,457,519	39.9%	1,997,548	85.8%	76.2%
5% Shareholders
Michael W. Cook Asset Management, Inc. (21)	304,475	5.7%	—	—	1.1%
Dimensional Fund Advisors Inc. (22)	234,320	4.4%	—	—	*

*	Represents less than 1% of our outstanding common stock.

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. For purposes of this table, a person is deemed to have “beneficial ownership” of any shares as of March 26, 2004 which the person has the right to acquire within 60 days after such date. For purposes of computing the outstanding shares held by each person named above on a given date, any shares which such person has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Although each named person is deemed to be the beneficial owner of shares that may be acquired within 60 days of March 26, 2004 through the exercise of exchange or conversion rights, and the Class B common stock is immediately convertible into Class A common stock on a one-for-one basis, the number of shares set forth opposite each person does not include shares of Class A common stock issuable upon conversion of Class B common stock.

(3) The percentage of each class is calculated based upon the total number of shares of each class outstanding on March 26, 2004.

(4) Represents 12,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Alvarez’ address is c/o Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida 33131.

(5) Represents 42,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Boehringer’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(6) The number of shares of Class A Common Stock indicated includes (i) 35,000 shares directly owned with his wife as tenants in common and (ii) 507,200 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Bova’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(7) The number of shares of Class A Common Stock indicated includes (i) 3,270 shares directly owned and (ii) 80,500 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Geary’s address is 57850 Tailwind Court, Elkhart, Indiana 46517.

(8) The number of shares of Class A Common Stock indicated includes (i) 509,956 shares directly owned; (ii) 79,822 shares held of record by Dr. George’s minor children, as to which Dr. George disclaims beneficial ownership; (iii) 13,813 shares held of record by Trivest Plan Sponsor, Inc., a Delaware corporation (“Trivest Plan Sponsor”), owned by Dr. George and Mr. Powell; and (iv) 2,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. The number of shares of Class B Common Stock indicated reflects 788,828 shares directly owned by Dr. George. Dr. George’s address is 2601 South Bayshore Drive, Suite 725, Miami, Florida 33133.

(9) Represents 12,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Horner’s address is Lot 24, Caleta-Palmilla, San Jose del Cabo, B.C.S., Mexico.

(10) The number of shares of Class A Common Stock indicated includes (i) 35,216 shares directly owned and (ii) 2,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Murphy’s address is 136 Otter Close, The Sea Ranch, California 95497.

(11) Represents 84,800 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Piccione’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(12) The number of shares of Class A Common Stock indicated includes (i) 3,090 shares of Class A Common Stock beneficially owned by Mr. Powell’s spouse and held by her in an Individual Retirement Account, as to which Mr. Powell disclaims beneficial ownership; (ii) 638,151 shares directly owned; (iii) 13,813 shares held of record by Trivest Plan Sponsor; (iv) 2,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004; and (v) 240,482 shares owned of record by CWB Limited Partnership, a limited partnership (“CWB”) of which Mr. Powell is the sole limited partner. The general partner of CWB is Powell Western Investments, Inc., of which Mr. Powell is a director and a controlling shareholder. The number of shares of Class B Common Stock indicated includes (i) 844,202 shares directly owned by Mr. Powell, and (ii) 364,518 shares owned of record by CWB Limited Partnership. Mr. Powell’s address is c/o Trivest Partners, L.P., 2665 S. Bayshore Drive, Suite 800, Miami, Florida 33133.

(13) The number of shares of Class A Common Stock indicated includes (i) 42,900 shares directly owned and (ii) 51,000 shares issuable upon exercise of options granted pursuant to the Company’s options plans exercisable within 60 days of March 26, 2004. Mr. Saari’s address is c/o Atlantis Plastics, Inc., 1870 The Exchange, Suite 200, Atlanta, Georgia 30339.

(14) The number of shares of Class A Common Stock indicated includes (i) 2,900 shares directly owned and (ii) 8,000 shares issuable upon exercise of options granted pursuant to the Company’s option plans exercisable within 60 days of March 26, 2004. Mr. Shuster’s address is 1066 Winding Branch Circle, Dunwoody, Georgia 30338.

(15) The number of shares of Class A Common Stock indicated includes (i) 47,419 shares directly owned and (ii) 2,000 shares issuable upon exercise of options granted under the Company’s options plans exercisable within 60 days of March 26, 2004. Mr. Vanatta’s address is 29990 S. 567 Road, Monkey Island, Oklahoma 74331-8180.

(16) The number of shares of Class A Common Stock indicated includes 15,000 shares directly owned. Mr. Vandenberg’s address is c/o Trivest Partners, L.P., 2665 S. Bayshore Drive, Suite 800, Miami, Florida 33133.

(17) The number of shares of Class A Common Stock indicated includes 805,500 shares issuable upon exercise of options granted under the Company’s options plans exercisable within 60 days of March 26, 2004.

(18) The named individual is a director of the Company.

(19) The named individual is an executive officer of the Company.

(20) The named individual is a director and executive officer of the Company.

(21) Based on a Schedule 13G filed on February 19, 2004 by Michael W. Cook Asset Management, Inc. with the SEC, which indicates that its address is 5170 Sanderlin Avenue, Suite 200, Memphis, Tennessee 38117.

(22) Based on a Schedule 13G filed on February 6, 2004 by Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under the Investment Advisors Act of 1940, with the SEC, which indicates that all such shares are owned by advisory clients of Dimensional, that Dimensional disclaims beneficial ownership of such shares, and that its address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These regulations require the directors, officers, and greater than 10% shareholders to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2003, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) filing requirements during such fiscal year.

ELECTION OF DIRECTORS

     Our bylaws provide that the board of directors shall consist of not fewer than two nor more than nine members. At present, the board of directors consists of nine members: three directors elected by the holders of Class A common stock and six directors elected by the holders of Class B common stock. The present term of all such directors will expire at the meeting. Each of the nine directors to be elected at the meeting will serve for a one-year term expiring at the 2005 annual meeting of shareholders and until a successor has been duly elected and qualified. The board of directors proposes that the Class A director nominees described below, each of whom is currently serving as a Class A director be re-elected by the holders of Class A common stock for a new one-year term and until their successors are duly elected and qualified.

Directors Standing for Election

     The holders of our Class A common stock, voting separately as a class, will elect three Class A directors at the meeting. The board of directors has nominated Larry D. Horner, Charles D. Murphy, III and Chester B. Vanatta, each of whom is currently serving as a Class A director, to stand for re-election and proxies representing our Class A common stock will be voted for them absent contrary instructions. For additional information concerning Messrs. Horner, Murphy and Vanatta, including a description of their business experience, please see “Management—Directors and Executive Officers.”

     The holders of our Class B common stock, voting separately as a class, will elect six Class B directors at the meeting. The board of directors has nominated Earl W. Powell, Phillip T. George, M.D., Anthony F. Bova, Cesar L. Alvarez, Peter Vandenberg, Jr., and Jay Shuster, all of whom are currently serving as Class B directors, to stand for re-election.

     The board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of the nominees for director to be elected by the holders of Class A common stock is unable to accept election or if any other unforeseen contingencies should arise, the board of directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the board.

How are directors compensated?

     Fees. We pay each of our non-employee directors an annual fee of $32,000, which is paid quarterly. Additionally, we pay the chair of our executive committee $120,000 annually, our audit committee chair $5,000 annually, and the chair of our compensation committee $3,000 annually. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

     Options. All of our directors are eligible to receive grants of stock options under one or more of our stock option plans. During 2003, our non-employee directors were not granted stock options.

How often did the board meet during 2003?

     The board of directors held four meetings during 2003. Each of our directors (other than Mr. Alvarez) attended more than 75% of the total number of meetings of the board and committees on which he served. We encourage each of our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the board of directors on the same day as our annual meeting of shareholders.

What committees has the board established?

     Our board of directors has established four standing committees: an executive committee, an audit committee, a nominating and corporate governance committee, and a compensation committee.

     Our board of directors has adopted charters for the audit and nominating and corporate governance Committees describing the authority and responsibilities delegated to each committee by the board of directors. Our board of directors has also adopted the Nominating and Corporate Governance Committee Charter, a Whistle Blower Policy, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.AtlantisPlastics.com, the charters of our audit and nominating and corporate governance committees; our Whistle Blower Policy, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or the American Stock Exchange regulations. These documents are also available in print to any shareholder requesting a copy in writing from our corporate secretary at our executive officers set forth in this proxy statement.

     Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of Atlantis Plastics, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

     Executive Committee. The executive committee has, and may exercise, all of the power and authority of the board of directors in the management of our business and affairs. The current members of the executive committee are Dr. George, who chairs the committee, Messrs. Powell and Bova. The executive committee held no meetings during 2003, and took one action by unanimous written consent.

     Audit Committee. The primary responsibilities of the audit committee are set forth in its charter, and include reviewing and monitoring our corporate financial reporting and our external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to pre-approve services provided by, and fee arrangements with, our independent auditors. The current members of the audit committee are Mr. Vanatta, who chairs the committee, and Messrs. Murphy and Horner, each of whom is an independent director of our company under the American Stock Exchange rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The board of directors has determined that Messrs. Vanatta, Horner, and Murphy (whose backgrounds are detailed below) qualify as “audit committee financial experts” in accordance with applicable rules and regulations of the SEC. The audit committee held six meetings during 2003.

     Nominating and Corporate Governance Committee. The purpose and responsibilities of the nominating and corporate governance committee include the identification of individuals qualified to become board members, the selection or recommendation to the board of directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the board of directors of a set of corporate governance principles applicable to our company, the oversight of the selection and composition of committees of the board of directors, and the oversight of the evaluations of the board of directors and management. The nominating and corporate governance committee currently consists of Mr. Horner, who chairs the Committee, and Messrs. Alvarez and Vanatta. The nominating and corporate governance committee will consider persons recommended by shareholders for inclusion as nominees for election to our board of directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed, and delivered to our company’s secretary at the address listed herein. The nominating and corporate governance committee identifies and evaluates nominees for our board of directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors. As discussed below, Messrs. Alvarez, Horner and Vanatta of the nominating and corporate governance committee are independent, as that term is defined by the listing standards of the American Stock Exchange. The nominating and corporate governance committee held no meetings in 2003, and acted once by written consent.

     Compensation Committee. The purpose and responsibilities of the compensation committee, include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and determining and approving the compensation level of our Chief Executive Officer based on this evaluation. The compensation committee also recommends to the board of directors with respect to, or, as directed by the board of directors, determines and approves compensation of our other executive officers, and considers the grant of stock options to our executive officers under our stock option plans. The compensation committee has the exclusive power to make compensation decisions affecting Mr. Powell, Dr. George, Mr. Bova, and Trivest Partners, L.P. The current members of the compensation committee are Mr. Horner, who chairs the committee, and Messrs. Murphy, Schuster and Vanatta. The compensation committee held two meetings in 2003, and did not act by written consent.

MANAGEMENT

Directors and Executive Officers

     The following table, together with the accompanying text, present certain information, as of March 26, 2004, with respect to each of our directors and executive officers. Each of our directors is a United States citizen. Each of our directors is elected annually until the next annual meeting of shareholders and until a successor is duly elected and qualified. Each of our executive officers serves until the election and qualification of his successor or until his death, resignation or removal by our board of directors.

NAME	AGE	POSITION(S) HELD WITH THE COMPANY
Earl W. Powell	65	Chairman of the Board

Phillip T. George, M.D.	64	Vice Chairman of the Board and Chairman of the Executive Committee of the Board of Directors

Anthony F. Bova	58	President, Chief Executive Officer and Director

Paul G. Saari	48	Senior Vice President of Finance and Chief Financial Officer

Keith R. Boehringer	58	Senior Vice President of Operations – Stretch Film Division

Joseph J. Piccione	42	Senior Vice President and General Manager - Plastic Films Group

V.M. “Bud” Philbrook	50	President, Plastic Films Division

John A. Geary	57	Senior Vice President and General Manager – Molded Products Group

Cesar L. Alvarez	56	Director

Larry D. Horner	70	Director

Charles D. Murphy, III	60	Director

Jay Shuster	49	Director

Chester B. Vanatta	68	Director

Peter Vandenberg, Jr.	49	Director

     There are no family relationships among our executive officers or directors.

     Earl W. Powell, one of our cofounders, has served as Chairman of our Board of Directors since our inception. Mr. Powell also served as our Chief Executive Officer until February 1995, and served as our President from November 1993 to February 1995. Mr. Powell also serves as Chairman of the Board, President, and Chief Executive Officer of Trivest Partners, L.P., a private investment firm formed by Mr. Powell and Dr. George in 1981 that specializes in management services and acquisitions, dispositions, and leveraged buyouts. Mr. Powell also serves as the Chairman of the Board of Brown Jordan International, Inc., a designer, manufacturer, and marketer of fine contract and retail furnishings. From 1971 until 1985, Mr. Powell was a partner with KPMG Peat Marwick, certified public accountants, where his positions included serving as managing partner of Peat Marwick’s Miami office.

     Phillip T. George, M.D., one of our cofounders, has served as the Vice Chairman of our Board of Directors since our inception. Dr. George is also the chairman of our executive committee. Since January 2000, Dr. George has served as the Chairman and Chief Executive Officer of Brava, LLC, a medical device company, as his principal occupation. From 1986 until December 1999, Dr. George served as the Vice Chairman of the Board of Trivest. Dr. George was previously engaged in the private practice of plastic and reconstructive surgery.

     Anthony F. Bova has been our President, Chief Executive Officer, and a director since February 1995. From June 1991 to October 1994, Mr. Bova served as the Senior Vice President and General Manager of Packaging Corporation of America, a manufacturer and distributor of consumer packaging products. From June 1988 to May 1991, Mr. Bova served as Senior Vice President of Avery Dennison Corporation, a producer and distributor of labels, identification systems, and office products.

     Paul G. Saari has served as our Senior Vice President of Finance and Chief Financial Officer since December 2000. From 1984 until 2000, Mr. Saari was employed by Rock-Tenn Company, a manufacturer of packaging, recycled paperboard, and paperboard products. Mr. Saari served as Rock-Tenn Company’s Vice President of Finance from 1994 to 2000, and as Treasurer from 1988 to 1994.

     Keith R. Boehringer has served as our Senior Vice President of Operations for the Plastic Films Group since March 2001. From 1976 to 2001, Mr. Boehringer was employed by Mobil Corporation and its successors, Tenneco and Pactiv where he served as Director of Operations, PE Packaging from 1999 to 2001, and as Manufacturing Manager, PE Packaging from 1997 to 1999. From 1996 to 1997, Mr. Boehringer served as Manufacturing and Technical Manager, Stretch Film, and as the Plant Manager from 1986 to 1996.

     Joseph J. Piccione joined us in January 1996, and was appointed Senior Vice President of the Plastic Films Group in October 2002. In August 1996, he was appointed Senior Vice President and General Manager of our Custom and Institutional Film Division. In May 1997, he was appointed Vice President and General Manager of our Stretch Film Division. In February 2001, Mr. Piccione was appointed Senior Vice President of Sales and Marketing for Atlantis Plastics Films. From April 1993 until December 1995, Mr. Piccione served as Business Manager of the Searcy Packaging Division of Bruce Corporation. From July 1986 to July 1992, he was a Product Manager for Mobil Chemical Company.

     V.M. “Bud” Philbrook was appointed as President of our Plastic Films Group in November 2003. From October 2002 until October 2003 he was President and Chief Executive Officer of Plassein International, Inc., which filed petitions for protection under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware in May 2003, and was ultimately sold as an on-going concern in September 2003. From October 2000 until October 2002, Mr. Philbrook served initially as Executive Vice President and later as Group Vice President of Consumer Packaging, Americas, a diversified packaging unit of Huhtamaki Packaging Worldwide. From May 1998 through September 2000 he was President of Van Leer Flexibles, L.P., a specialty films business. From 1987 through 1997, he held various positions with The Chinet Company, a disposable packaging subsidiary of Van Leer Packaging Worldwide.

     John A. Geary was appointed Senior Vice President of the Molded Products Group in October 2002. He has served as our Vice President and General Manager of the Profile Extrusion Division since March 1995, and the Injection Molding Division since November 1995. These divisions together constitute our Molded Products Group. Mr. Geary joined us in October 1994 as the President of our Profile Extrusion Division. From October 1989 to July 1994, Mr. Geary served as the Vice President and General Manager of the plastics division of Aeroquip Corporation.

     Cesar L. Alvarez was appointed as one of our directors in May 1995. Mr. Alvarez has served as the President and Chief Executive Officer of Greenberg Traurig, LLP, an international law firm, for more than five years and previously served as the Chairman of its corporate, securities, and banking department. Greenberg Traurig, LLP provides legal services for us. See “Certain Relationships and Related Matters.” Mr. Alvarez also serves as a director for Pediatrix Medical Group, Inc. and Watsco, Inc., both of which are traded on the NYSE. Mr. Alvarez is an independent director.

     Larry D. Horner was appointed as one of our directors in March 1995. He served as Chairman of the Board of Directors of Pacific USA Holdings Corp. from August 1994 until May 2001. Mr. Horner also served as Chairman of the Board and Chief Executive Officer of Asia Pacific Wire & Cable Company Ltd. until May 2001. Previously, he was a Managing Director of Arnhold & S. Bleichroeder, Inc. from April 1991 through August 1994. From 1964 until April 1991, Mr. Horner was a partner with Peat Marwick (now KPMG), and served as the firm’s Chairman and Chief Executive Officer from 1984 through 1991. Mr. Horner also serves as a director of Conoco Phillips, Technical Olympics USA, Inc., Clinical Data, Inc., and UT Starcom, Inc. Mr. Horner is an independent director and is an “audit committee financial expert” as determined by our board of directors and as defined in the Sarbanes-Oxley Act of 2002.

     Charles D. Murphy, III was appointed as one of our directors in October 1987, and is presently a financial consultant. From August 1990 until December 2003, Mr. Murphy was an Adjunct Professor of Finance at the School of Business and Management of the University of San Francisco. From June 1981 until December 1989, he was an officer of Sutro & Co. Incorporated, an investment banking and securities brokerage firm, and served most recently as Executive Vice President and Director of Corporate Finance for that firm. Mr. Murphy is an independent director and is an “audit committee financial expert” as determined by our board of directors and as defined in the Sarbanes-Oxley Act of 2002.

     Jay Shuster was appointed as one of our directors in April 2001, and is a business consultant. From May 1979 until September 2000, he worked for Rock-Tenn Company, a recycled paperboard and specialty packaging company, most recently serving as their Chief Operating Officer from June 1991 until September 2000. Prior to joining Rock-Tenn Company, he was a certified public accountant with Arthur Andersen & Company (now Andersen LLP). Mr. Shuster is an independent director.

     Chester B. Vanatta was appointed as one of our directors in February 1987, and is a business consultant. From 1985 until May 1990, he was an Executive in Residence and the Paul J. Adam Distinguished Lecturer for the School of Business at the University of Kansas. Mr. Vanatta was formerly Vice Chairman of Arthur Young & Company (now Ernst & Young LLP), certified public accountants. Mr. Vanatta is an independent director and is an “audit committee financial expert” as determined by our board of directors and as defined in the Sarbanes-Oxley Act of 2002.

     Peter Vandenberg, Jr. was appointed as one of our directors in June 2003. Mr. Vandenberg is a Partner of Trivest Partners, L.P. and has worked at Trivest and its portfolio companies since 1987. He currently serves on the board of directors of Brown Jordan International, Inc., a designer, manufacturer, and marketer of fine contract and retail furnishings, Jet Industries, Inc., a leading manufacturer of injection molded disposable plastic cutlery, tumblers, dinnerware and extruded drinking straws, Regional Diagnostics, LLC, a chain of outpatient diagnostic imaging centers, and he is Chairman of Magic Holdings LLC, a franchisor of personal health counseling centers, primarily for weight loss. Prior to joining Trivest, Mr. Vandenberg, a certified public accountant, spent 10 years with KPMG Peat Marwick, the last four years as a Senior Manager in Miami.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth information concerning the compensation paid by us for the fiscal years ended December 31, 2003, 2002, and 2001 to our Chief Executive Officer and each of our four other highest paid executive officers.

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Awards	Payouts
					Other Annual	Securities	LTIP	All Other
					Compensation	Under-Lying	Payouts	Compensa
Name and Principal Position	Year	Salary($)	Bonus($)		($)(1)	Options(#) (2)	($)	-tion($)(3)
Anthony F. Bova	2003	365,384	258,189		—	—	—	6,000
President and Chief Executive	2002	355,418	353,781		—	—	—	5,500
Officer	2001	347,629	345,827		35,000 (4)	197,000	—	5,250

Keith R. Boehringer	2003	192,394	137,958		—	—	—	6,000
Sr. Vice President of Operations –	2002	190,842	15,000		—	—	—	4,623
Plastic Films Group	2001	144,407	100,000	(5)	—	75,000	—	—

John A. Geary	2003	173,045	40,000		—	10,000	—	6,000
Sr. Vice President and General	2002	167,921	101,529		—	15,000	—	5,429
Manager - Molded Products	2001	161,948	30,000		—	25,000	—	4,782
Group

Joseph J. Piccione	2003	238,942	173,616		—	10,000	—	6,000
Sr. Vice President and General	2002	232,799	40,000		—	15,000	—	5,500
Manager - Plastic Films Group	2001	226,108	100,000		—	38,000	—	5,250

Paul G. Saari	2003	238,004	134,385		—	—	—	6,000
Sr. Vice President of Finance and	2002	231,830	184,140		—	—	—	5,500
Chief Financial Officer	2001	226,920	180,000		—	15,000	—	—

(1) Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2) Shares of our Class A common stock underlie these options.

(3) Represents matching contributions by us under our 401(k) Plan and Deferred Compensation Plan.

(4) Represents payment of automobile allowance.

(5) Includes a signing bonus of $15,000 paid in connection with the commencement of employment.

Stock Option Grants in the Last Fiscal Year

     The following table sets forth information concerning the grant of stock options in 2003 to our Chief Executive Officer and our four other highest paid executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2003.

Individual Grants
	Number of					Potential Realizable Value
	Securities	% of Total		Grant		at Assumed Annual Rates
	Underlying	Options		Date		of Stock Price Appreciation for
	Options Granted	Granted to Employees in	Exercise or Base Price	Market Value	Expiration	Option Term(2)
Name	(#)(1)	Fiscal Year	($/Sh)	($/Sh)	Date	5%($)	10%($)
Anthony F. Bova	—	—	—	—	—	—		—
Keith R. Boehringer	—	—	—	—	—	—		—
John A. Geary	10,000	13%	$9.28	$9.28	11/4/2013		$58,361	$147,899
Joseph J. Piccione	10,000	13%	$9.28	$9.28	11/4/2013		$58,361	$147,899
Paul G. Saari	—	—	—	—	—	—		—

(1) Represents options to purchase shares of our Class A common stock. The options become exercisable for 20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the named executive remains employed by us or one of our subsidiaries. To the extent they are not already exercisable, the options generally become fully exercisable if we are liquidated or dissolved, upon a sale or other disposition of all or substantially all of our assets, or a merger or consolidation after which our existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the compensation committee of our board of directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2) Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our Class A common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

Stock Option Exercises and Values for Fiscal 2003

     The following table sets forth information, with respect to our Chief Executive Officer and our four other highest paid executive officers named in the Summary Compensation Table, concerning options exercised in 2003 and unexercised options held by them as of the end of such fiscal year:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
			Number of Unexercised Options		Value of Unexercised In-the-Money
			at December 31, 2003		Options at December 31, 2003($)(1)
	Shares
	Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Anthony F. Bova	—	—	501,800	118,200	2,378,720	899,130
Keith R. Boehringer	—	—	30,000	45,000	187,800	281,700
John A. Geary	—	—	80,500	37,000	457,005	231,720
Joseph J. Piccione	6,000	$41,550	80,200	47,800	452,850	300,863
Paul G. Saari	—	—	51,000	39,000	426,975	322,650

(1) The closing sales price per share for our Class A common stock as reported by the American Stock Exchange on December 31, 2003 was $12.10. The option value is calculated by multiplying (a) the positive difference, if any, between $12.10 and the option exercise price by (b) the number of shares of Class A common stock underlying the option.

Equity Compensation Plan Information

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1987 Stock Option Plan, A&R 1990 Class A Stock Plan, 1997 Stock Option Plan, 1998 Stock Option Plan, and 2001 Stock Option Plan.

(c) Number of Securities
	(a) Number of		Remaining Available for
	Securities to be	(b) Weighted	Future Issuance Under
	Issued Upon Exercise	Average Exercise	Equity Compensation
	of Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Shareholders	1,244,000	$6.455	162,500
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,244,000	$6.455	162,500

Report of the Compensation Committee

     The following Report on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.

     Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the last fiscal year. The report of our compensation committee is set forth below.

     Anthony F. Bova became our President and Chief Executive Officer in February 1995. In 1995, the compensation committee approved a five-year employment agreement with Mr. Bova, which was most recently amended as of December 31, 2002 to extend his employment term until December 31, 2005. Our agreement with Mr. Bova provides for a base salary (subject to annual cost of living increases) which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits and annual performance-based cash bonuses for Mr. Bova achieving certain financial performance targets established by the compensation committee. Prior to fiscal 2003, the compensation committee granted to Mr. Bova options to purchase shares of our Class A common stock at a price equal to or greater than the market price on the date of grant. The compensation committee believes that the attributes of Mr. Bova’s compensation provide appropriate performance-based incentives.

     The compensation committee’s general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long term success and to recognize an individual’s contribution and personal performance. In addition, we maintain stock option plans which are designed to attract and retain executive officers and other employees and to reward them for delivering long term value to us. Pursuant to these plans, the compensation committee approved option grants to certain executive officers in 2003 with exercise prices equal to or greater than the market price on the date of grant.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation’s chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The compensation committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m), because none of our executive officers received cash payments from us during 2003 in excess of $1 million.

Larry D. Horner, Chairman
Charles D. Murphy, III
Jay Shuster
Chester B. Vanatta

Compensation Committee Interlocks and Insider Participation

     None of the members of our compensation committee is or has been an officer or employee of ours or serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Additionally, none of the members of our compensation committee had any relationship with us in 2003 requiring disclosure under “Certain Relationships and Related Transactions.”

Employment Contracts and Termination of Employment Arrangements

     We have entered into an amended and restated employment agreement, effective as of December 31, 2002, with Anthony F. Bova, our President and Chief Executive Officer. The employment agreement has an initial term of three years ending December 31, 2005. The agreement provides for an annual base salary of $353,781 (subject to annual cost of living increases), customary benefits, and annual performance-based cash bonuses. In addition, the agreement provides severance payments upon termination without cause. If we terminate Mr. Bova’s employment without cause, he is entitled to a sum of $353,781, which is payable by us in 12 equal monthly installments beginning on the effective date of termination, and a two-year continuation of any insurance plans in which he was participating at the date of termination.

     Paul G. Saari, our Senior Vice President of Finance and Chief Financial Officer, is employed pursuant to a letter agreement effective as of December 2000, which entitles Mr. Saari to receive an amount equal to one year of his base salary if (i) we terminate his employment without cause, (ii) he is not retained or is offered a salary lower than his current base salary following a change in control, or (iii) we require him to relocate more than 50 miles from our current headquarters.

     Joseph J. Piccione, our Senior Vice President and General Manager for the Plastic Films Group, is employed pursuant to a letter agreement effective as of August 20, 1998, which entitles Mr. Piccione to receive an amount equal to one year of his base salary and a guaranteed $100,000 bonus if we terminate his employment without cause.

     Mr. Keith Boehringer, our Senior Vice President of Operations for the Plastic Films Group, is employed pursuant to a letter agreement dated March 5, 2001, which entitles him to receive an amount equal to one year of his base salary if we terminate his employment without cause.

     In December 2002, we entered into a severance agreement with Mr. Bova, which provides him payments if his employment is terminated after we have experienced certain changes in control. The agreement’s initial term ends on December 31, 2003 and automatically renews for an additional year unless we notify Mr. Bova by October 1 that we do not intend to renew the agreement for the upcoming year. This agreement remains in effect. Under Mr. Bova’s agreement, if, after a change in control, he is terminated for cause or voluntarily resigns other than for a good reason (as defined in the agreement), he is entitled to receive his base salary up to the date of termination, along with any benefits under any retirement plan we then have in effect. If Mr. Bova is terminated without cause, or voluntarily resigns for good reason (as defined in the agreement), he is entitled to receive his base salary through the date of termination, any accrued bonus, a severance payment of three times his then current annual salary, any legal fees incurred by him as a result of the termination, and a two-year continuation of coverage under any insurance plans in which he was participating at the date of termination.

     In August 1999, we entered into severance agreements with Messrs. Geary and Piccione, which provide for payments to these officers if their employment is terminated after we have experienced certain changes in control. These agreements have an initial term until December 31, 2000, and automatically renew for additional one-year terms unless we give 90 days’ notice of non-renewal. These agreements remain in effect.

     The severance agreement with Mr. Bova will remain in effect for one year after a change in control, and the agreements with Messrs. Geary and Piccione may be terminated six months after a change in control. Our agreements with Messrs. Geary and Piccione provide for payment of base salary through the date of termination, any accrued bonus, a severance payment equal to the executive’s then current annual salary, any legal fees incurred by any of them as a result of the termination, and a six month continuation of coverage under any insurance plans in which the executive was participating at the date of termination.

     Each of our executive officers holds options to purchase shares of our common stock that were granted under our stock option plans. To the extent not already exercisable, these options generally become exercisable upon our liquidation or dissolution, a sale or other disposition of all or substantially all of our assets, or a merger or consolidation where (i) we are not the surviving entity, or (ii) a controlling amount of the voting power of our voting stock is acquired.

PERFORMANCE GRAPH

     The following graph compares, for the five-year period ended on December 31, 2003, the cumulative total shareholder return on our Class A common stock against the cumulative total return of:

•	the Russell 2000 Index; and

•	a peer group consisting of us and four other publicly traded plastics companies that we have selected.

     The graph assumes $100 was invested on December 31, 1998 in our Class A common stock, the peer group, and the Russell 2000 Index, and the reinvestment of all dividends. The companies included in the peer group are AEP Industries Inc., Applied Extrusion Technologies, Inc., Atlantis Plastics, Inc., Intertape Polymer Group, and Winpak Limited.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
Among Atlantis Plastics, Inc., the Russell 2000 Index
and a Peer Group Index

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has appointed an audit committee consisting of three directors. All of the members of the committee are “independent” of the Company and management, as that term is defined in the American Stock Exchange and the Securities and Exchange Commission listing standards.

     The primary responsibility of the Committee is to assist the Company’s Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the integrity of the financial reports and other financial information provided by the Company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the Company’s systems of internal accounting and financial controls; and the annual independent audit of the Company’s financial statements.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

     In fulfilling its oversight responsibilities, the Committee reviewed the 2003 audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 as amended by Statement of Auditing Standards No. 90. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors’ independence from management and the Company, including the matters covered by the written disclosures and letter provided by the independent auditors.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their audits and their evaluations of the Company’s internal controls and overall quality of the financial reporting. The committee held six meetings during the fiscal year ended December 31, 2003. The committee has also discussed the independence of the independent auditors and concluded that their services provided to the Company, including their tax and non-audit related work, were compatible with maintaining their independence.

     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     The Board of Directors has amended and restated the charter of the Committee to reflect, among other things, the requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and amended rules of the American Stock Exchange. We certify that it complies with Section 121 of the American Stock Exchange Company Guide. A copy of the Audit Committee Charter is included as Appendix A in this proxy statement.

     This report has been furnished by the audit committee to the Company’s Board of Directors.

Chester B. Vanatta, Chairman
Larry D. Horner
Charles D. Murphy, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Trivest Management Agreement. Since our organization, Trivest Partners, L.P. has rendered consulting, financial and management services to us, including advice and assistance with respect to acquisitions, pursuant to management agreements between us and Trivest which have been replaced and amended from time to time. The management agreement currently in effect commenced as of January 1, 2003 and continues through December 31, 2007, unless terminated earlier. Our board may terminate this agreement at any time upon an affirmative vote of a majority of the then outstanding voting shares of our capital stock in favor of terminating the agreement or upon certain changes in control of Trivest.

     The management agreement provides for Trivest to be our exclusive business manager and consultant (subject to the our right to engage additional financial advisors in connection with certain material transactions if approved by the our board of directors). Trivest’s services include advice and assistance concerning any and all aspects of our operations, planning, and financing, including identifying and assisting with acquisitions, and identifying executive personnel for us. The management agreement also provides that neither Trivest nor any of its affiliates (other than us) will invest in, acquire, manage or otherwise provide services to any entity principally engaged in our lines of business, including certain molded plastic products, certain plastic film products and certain other products in the plastics industry, unless specifically approved by our board of directors, including a majority of independent directors. Trivest’s base compensation is $650,000 annually, payable quarterly in advance and subject to annual adjustments to reflect changes in the consumer price index. If we acquire or commence new business operations, we and Trivest will in good faith determine whether and to what extent the base compensation should be increased as a result. As additional incentive compensation, we also pay Trivest an annual payment equal to 1% of our earnings for that year before interest, taxes, depreciation, and amortization, and before compensation to Trivest under the management agreement, but only if our earnings before interest expense, income taxes, depreciation, amortization and any compensation incurred by us, exceed $29 million. We will also pay Trivest a one-time fee, to be determined on a case by case basis by us and Trivest in good faith, with respect to (i) any acquisition or disposition of a business operation which is introduced or negotiated by Trivest, and (ii) certain other transactions that do not occur in the normal course of our business involving or resulting from Trivest’s efforts on our behalf, including, but not limited to, public or private financings. For 2003, the total fees and related expenses we paid to Trivest under the management agreement were $2,408,510 including $1,194,470 in management fees, $750,000 in fees associated with the debt financing completed in December 2002, and $396,545 in other fees and the reimbursement of expenses (not including the legal fees described below).

     Trivest Legal Department. Trivest maintains an internal legal department which accounts for its time on an hourly basis and bills Trivest and its affiliates, including us, for services rendered at prevailing rates. In 2003, we paid Trivest $67,495 for services rendered by the Trivest legal department. We believe that the fees charged by the Trivest legal department in 2003 were no less favorable to us than fees charged by unaffiliated third parties for similar services.

     Stock Option Exercises. In 1999, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $115,500, $184,800, $32,585 and $23,100, respectively, in connection with their exercise of options to acquire 26,250, 42,000, 5,250, and 5,250 shares, respectively, of our Class A common stock. These loans remain outstanding and will mature in March 2005.

     In 1998, we loaned Dr. George and Messrs. Powell, Murphy and Vanatta $200,104, $600,311, $78,906, and $100,050, respectively, in connection with their exercise of options to acquire 165,375, 55,125, 17,762, and 27,562 shares of our Class B common stock, respectively. These loans were repaid in February 2004, except for the loans to Messrs. Vanatta and Murphy which were repaid in full in April 1998 and December 2003, respectively.

     Miscellaneous. Mr. Alvarez, one of our directors, is President, Chief Executive Officer, and a shareholder of Greenberg Traurig, LLP, a law firm that has been engaged to perform legal services for us in the past and that may be so engaged in the future. The fees we paid to Greenberg Traurig for legal services in 2003, 2002, and 2001 did not exceed five percent of the law firm’s revenues.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP (“Ernst & Young”) were our independent auditors for the year ended December 31, 2003 and will serve in that capacity for the 2004 fiscal year unless the board of directors deems it advisable to make a substitution. We anticipate that representatives of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

     Aggregate fees billed to us for the fiscal years ended December 31, 2002 and 2003 by the our principal accounting firm, Ernst & Young, and its affiliates are as follows:

	2002	2003
Audit Fees (1)	$283,750	$326,750
Audit-Related Fees (2)	$12,500	$45,750
Tax Fees (3)	$113,098	$113,043
All Other Fees	$—	$—

(1)	Represents fees associated with the audit of our annual consolidated financial statements and related consents, review of our quarterly consolidated financial statements, and accounting consultations and assistance with the review of documents filed with the Securities and Exchange Commission.

(2)	Represents fees associated with audits of employee benefit plans and education and assistance in assessing the impact of Section 404 of the Sarbanes-Oxley Act.

(3)	Represents fees associated with the preparation of our corporate, federal and state income tax returns and assistance with our quarterly estimated tax payments.

     The audit committee has considered whether the provision of non-services by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

Audit Committee Pre-Approvals

     All auditing and non-auditing services provided to us by the independent auditors are pre-approved by the Audit Committee or in certain instances by the Chair of the Audit Committee pursuant to delegated authority. At the beginning of the year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent auditors. During the year, the specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or by the Chair of the Audit Committee pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent auditors for audit and non-audit services.

     All of the services provided by Ernst & Young described above under the captions “Audit-Related Fees,” “Tax Fee,” and “All Other Fees” were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

2003 ANNUAL REPORT ON FORM 10-K

     We have mailed, with this proxy statement, a copy of our annual report to each shareholder of record as of March 26, 2004. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at Atlantis Plastics, Inc., 2665 South Bayshore Drive, Suite 800, Miami, Florida 33133.

OTHER MATTERS

     As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Shareholders interested in presenting a proposal to be considered for inclusion in the proxy statement for presentation at the 2005 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by us on or before December 30, 2004.

     Shareholders interested in presenting a proposal for consideration at the 2005 annual meeting of shareholders must submit their proposal to us, and the proposal must be received by us on or before December 30, 2004.

By Order of the Board of Directors,

/s/ Marilyn D. Kuffner
Secretary

Miami, Florida
April 29, 2004

APPENDIX A

ATLANTIS PLASTICS, INC.

AUDIT COMMITTEE STATEMENT OF POLICY

A.	STATEMENT OF POLICY

     The primary function of the Audit Committee (the “Audit Committee”) of Atlantis Plastics, Inc. (the “Corporation”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Corporation’s financial reporting process, including serving as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems, reviewing and appraising the audit efforts of the Corporation’s independent auditors, and providing an open avenue of communication among the independent auditors and its employees, employees of the Corporation and the Board. The Audit Committee’s primary duties and responsibilities are to review: i) the financial reports and other financial information provided by the Corporation to any governmental body, the Company’s shareholders or the public; ii) the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and iii) the Corporation’s accounting, financial and business reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures, and practices at all levels.

     In providing this assistance, the Committee shall maintain and encourage free and open communication between the Committee, independent auditors, internal auditors, if any, and management.

     In fulfilling its oversight role, the Committee is empowered to investigate any matter (whether raised by the Audit Committee or any other person) with full access to all books, records, facilities, and personnel of the Corporation, and with the authority to retain, at the Corporation’s expense, outside legal counsel or other experts for this purpose.

     The Audit Committee does not plan or conduct audits, nor does it determine that the Corporation’s financial statements and disclosures are complete, accurate and in accordance with United States generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These functions are the responsibility of management and the independent auditors respectively.

     The independent auditors are ultimately accountable to, and the selection, evaluation and replacement of such auditors are the responsibility of, the Audit Committee.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section E of this Charter. However, in meeting its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and assure the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements. At least one time per year or more frequently, if necessary, the Committee shall review and update this Charter.

B.	COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall (i) be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, (ii) meet the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”), (iii) meet the independence and financial literacy requirements of Rule 121A and 121B(b) of the listing standards of the American Stock Exchange, as modified or supplemented from time to time, and any other stock exchange or trading market on which the Corporation’s securities may be listed or approved for quotation, (iv) at least one member of the Audit Committee shall be a financial expert as defined by applicable SEC rules and regulations, and (v) all members of the Audit Committee shall have a working familiarity with basic finance and accounting practices.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified, or until removal from the Audit Committee by the Board or until such member ceases to be a member of the Board or meet the independence or other membership requirements set forth in this Charter. Vacancies on the Audit Committee shall be filled by the Board, and any member of the Audit Committee may be removed by the action of a majority of the whole Board. Unless a Chairman of the Audit Committee is elected by the full Board, the members of the Audit Committee may designate a Chairman of the Audit Committee by majority vote of the full Committee Membership.

C.	COMPENSATION

     To the extent approved by the Board, the members of the Audit Committee shall be entitled to receive compensation from the Corporation in the form of the Director fees (including equity-based awards), which may include amounts paid to Directors for service on committees and as chairs of committees of the Board. The members of the Committee shall not be entitled or permitted to receive any other compensation from the Corporation.

D.	MEETINGS

     The Audit Committee shall meet whether in person, via telephone or video conference, at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business. Minutes of each meeting of the Audit Committee should be recorded. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Audit Committee. The Audit Committee may also act by unanimous written consent without a meeting. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent auditors in separate sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. Either as part of a regularly scheduled meeting or separately, at the discretion of the Audit Committee, the Audit Committee (or at least its Chairman) should meet with the independent auditors and management quarterly to review the Corporation’s financial statements and related materials consistent with E.4. below. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

E.	RESPONSIBILITIES AND DUTIES

     Tone

     In fulfilling its responsibilities and duties, the actions of the Committee should assist in setting an overall corporate “tone” of quality financial reporting, sound business risk practices, and ethical behavior.

     Independent Auditors & Review of Financial Information

     The Committee shall:

1.	Have the sole authority to appoint or replace the independent auditors (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

2.	Review and determine the scope of independent auditing services in advance of the annual audit. The Committee shall preapprove all auditing services and permitted non-audit services to be performed for the Corporation by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. In connection with the services approved under this Paragraph, the Audit Committee shall also review the appropriateness of and preapprove all fees and other terms of engagement with the independent auditors, including the terms of any engagement letter or similar agreement. The Chairman of the Audit Committee shall be authorized to execute any such engagement letter or agreement with the independent auditors, for and on behalf of the Corporation.

3.	Review and approve disclosures required to be included in the Corporation’s periodic reports filed under Section 13 of the Exchange Act with respect to approval of non-audit services.

4.	Review and discuss quarterly reviews of financial statements by the independent auditors including:

a.	All new accounting policies and practices to be used or any changes to such policies or procedures.

b.	Alternative disclosures and treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

c.	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5.	Following completion of the annual audit and each quarterly review, review separately with each of management and the independent auditors: (A) any significant difficulties encountered during the course of the audit or review, including (i) any restrictions on the scope of work or access to required information, or (ii) any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements; and (B) any communications between the independent auditor and management regarding possible fraud or illegal acts or material violations of the Corporation’s Code of Conduct.

6.	Periodically consult with the independent auditors, without the presence of management, about internal controls and the completeness, quality and accuracy of the Corporation’s financial statements, including a discussion of any significant judgments made in management’s preparation of the financial statements and the view of the independent auditors as to the appropriateness of such judgments.

7.	Discuss with the auditors their independence from management and the Corporation and any matters included in the written disclosures required by the Independence Standards Board or the American Stock Exchange. At least annually, the Committee shall (i) review resumes of key partners and managers of the independent auditors in order to evaluate the experience and qualifications of those who perform services for the Corporation and (ii) review a report by the independent auditors describing (a) the firm’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and steps taken to deal with any such issues, and (c) all relationships between the independent auditors and the Corporation.

8.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

9.	Review and approve in advance the Corporation’s hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Corporation.

     Documents/Reports Review

10.	Review and discuss with management and the independent auditors the financial statements to be included in the Corporation’s Annual Report on Form 10-K, prior to its filing, (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee shall decide whether to recommend to management that the financial statements be included in Form 10-K.

11.	Review with management and the independent auditors the Quarterly Reports on Form 10-Q, prior to its filing.

12.	Discuss with management and the independent auditors the Corporation’s earnings press releases, and to the extent appropriate any supplemental financial information and earnings guidance provided to analysts and/or rating agencies. Such discussion of any supplemental information may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

13.	Discuss with management and the independent auditors the effect of regulatory and accounting initiatives or pronouncements on the Corporation’s financial statements prior to any interim or year-end filing with the SEC or other regulators.

14.	Discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation’s risk assessment and risk management policies.

15.	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement and any other SEC reports required by applicable securities laws or the rules of the American Stock Exchange or any other stock exchange or trading market on which the Corporation’s securities may be listed or approved for quotation.

16.	Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO, or the Corporation’s Management Disclosure Committee or any member thereof, during their certification process for the applicable Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

     Other Financial Reporting Matters

17.	Review with the independent auditors and management the status of recommended changes or improvements in financial or accounting practices.

18.	Adopt procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of either the Corporation or of the independent auditors of concerns regarding questionable accounting or auditing matters.

     Ethical and Legal Compliance

19.	Review and approve in advance all of the Corporation’s related-party transactions (other than any immaterial and inconsequential related party transactions).

20.	Discuss, as appropriate, with the Corporation’s general counsel and/or outside counsel, legal and regulatory matters, if any, that could have a material impact on the Corporation’s financial statements.

21.	Review with the Corporation’s general counsel, legal compliance matters, including corporate securities trading policies.

22.	Review with the Corporation’s general counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

23.	Review with the Corporation’s general counsel, the Corporation’s Code of Conduct.

24.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

F.	REPORTING RESPONSIBILITY

     The minutes of the Audit Committee that should include, among other things, all actions taken by the Audit Committee, shall be distributed to the Board as soon as practicable following each meeting of the Audit Committee.

     In addition, matters within the responsibility of the Audit Committee may be discussed by the full Board from time to time during the course of the year.

[FORM OF PROXY]

ATLANTIS PLASTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY
Class A Common Stock

     The undersigned hereby, a holder of Class A Common Stock, par value $.10 per share (“Class A Common Stock”), of ATLANTIS PLASTICS, INC., a Florida corporation (the “Company”) hereby appoints Earl W. Powell, and Phillip T. George, M.D., and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Class A Common Stock held of record by the undersigned at the close of business on March 26, 2004 at the 2004 Annual Meeting of Shareholders of the Company to be held at the Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133 on May 25, 2004 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

☐	Please mark your
votes as in this example

VOTE FOR all	VOTE WITHHELD from
nominees listed at	all nominees
right, except vote
withheld from the
nominees (if any)
indicated below.

1. ELECTION	Nominees:	Charles D. Murphy, III
OF		Chester B. Vanatta
DIRECTORS		Larry D. Horner
As Directors by holders of the
Company’s Class A Common Stock.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name on the space provided below:

2. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL OF THE PROPOSALS.

     The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2004 Annual Meeting, and (2) the Company’s 2003 Annual Report to Shareholders.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

SIGNATURE(S)	DATE

NOTE:	Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.